                                                                    EXHIBIT 99.1


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among:

                       Applied Micro Circuits Corporation
                            a Delaware corporation;

                           Mercury Acquisition Corp.,
                          a Delaware corporation; and

                              MMC Networks, Inc.,
                             a Delaware corporation

                           -------------------------

                          Dated as of August 28, 2000

                           -------------------------

                               Table Of Contents

                                                                            Page
                                                                            ----

 SECTION 1. Description of Transaction..................................... A- 1

    1.1  Merger of Merger Sub into the Company............................  A- 1

    1.2  Effect of the Merger.............................................  A- 1

    1.3  Closing; Effective Time..........................................  A- 1

    1.4  Certificate of Incorporation and Bylaws; Directors...............  A- 2

    1.5  Conversion of Shares.............................................  A- 2

    1.6  Closing of the Company's Transfer Books..........................  A- 3

    1.7  Exchange of Certificates.........................................  A- 3

    1.8  No Appraisal Rights..............................................  A- 4

    1.9  Tax Consequences.................................................  A- 4

    1.10 Further Action...................................................  A- 4

 SECTION 2. Representations and Warranties of the Company.................. A- 4

    2.1  Due Organization; Subsidiaries...................................  A- 4

    2.2  Authority; Binding Nature of Agreement...........................  A- 5

    2.3  Capitalization, Etc. ............................................  A- 5

    2.4  SEC Filings; Financial Statements................................  A- 6

    2.5  Absence of Changes...............................................  A- 7

    2.6  Proprietary Assets...............................................  A- 8

    2.7  Contracts........................................................  A- 9

    2.8  Sale of Products; Performance of Services........................  A-10

    2.9  Liabilities......................................................  A-10

    2.10 Compliance with Legal Requirements...............................  A-10

    2.11 Governmental Authorizations......................................  A-10

    2.12 Tax Matters......................................................  A-11

    2.13 Employee and Labor Matters; Benefit Plans........................  A-11

    2.14 Environmental Matters............................................  A-14

    2.15 Legal Proceedings; Orders........................................  A-14

    2.16 Vote Required....................................................  A-14

    2.17 Non-Contravention; Consents......................................  A-14

    2.18 Fairness Opinion.................................................  A-15

    2.19 Financial Advisor................................................  A-15

    2.20 Takeover Statutes................................................  A-15

    2.21 Full Disclosure..................................................  A-15

 SECTION 3. Representations and Warranties of Parent and Merger Sub........ A-16

    3.1  Due Organization; Subsidiaries...................................  A-16

    3.2  Authority; Binding Nature of Agreement...........................  A-16

                               Table Of Contents
                                  (continued)

                                                                            Page
                                                                            ----

    3.3  Capitalization, Etc. ............................................  A-16

    3.4  SEC Filings; Financial Statements................................  A-17

    3.5  Absence of Changes...............................................  A-17

    3.6  Non-Contravention; Consents......................................  A-18

    3.7  Liabilities......................................................  A-18

    3.8  Compliance with Legal Requirements...............................  A-18

    3.9  Governmental Authorizations......................................  A-18

    3.10 Environmental Matters............................................  A-18

    3.11 Legal Proceedings; Orders........................................  A-19

    3.12 Full Disclosure..................................................  A-19

 SECTION 4. Certain Covenants of the Company............................... A-19

    4.1  Operation of the Company's Business..............................  A-19

    4.2  No Solicitation..................................................  A-21

 SECTION 5. Additional Covenants of the Parties............................ A-22

    5.1  Registration Statement; Proxy Statement..........................  A-22

    5.2  Company Stockholders' Meeting....................................  A-22

    5.3  Regulatory Approvals.............................................  A-23

    5.4  Stock Options....................................................  A-24

    5.5  Employee Benefits................................................  A-24

    5.6  Indemnification of Officers and Directors........................  A-25

    5.7  Additional Agreements............................................  A-25

    5.8  Disclosure.......................................................  A-27

    5.9  Tax Matters......................................................  A-27

    5.10 Listing..........................................................  A-27

    5.11 Access and Investigation.........................................  A-27

    5.12 Exemption from Liability Under Section 16(b).....................  A-27

    5.13 Board of Directors of Parent.....................................  A-28

 SECTION 6. Conditions Precedent to Obligations of Parent and Merger Sub... A-28

    6.1  Accuracy of Representations......................................  A-28

    6.2  Performance of Covenants.........................................  A-28

    6.3  Effectiveness of Registration Statement..........................  A-29

    6.4  Stockholder Approval.............................................  A-29

    6.5  Agreements and Documents.........................................  A-29

    6.6  No Material Adverse Effect.......................................  A-29

    6.7  HSR Act..........................................................  A-29

    6.8  No Restraints....................................................  A-29

    6.9  No Governmental Litigation.......................................  A-29

                               Table Of Contents
                                  (continued)

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
 SECTION 7. Conditions Precedent to Obligation of the Company.............. A-29

    7.1  Accuracy of Representations......................................  A-29

    7.2  Performance of Covenants.........................................  A-30

    7.3  Effectiveness of Registration Statement..........................  A-30

    7.4  Stockholder Approval.............................................  A-30

    7.5  Documents........................................................  A-30

    7.6  No Material Adverse Effect.......................................  A-30

    7.7  HSR Act..........................................................  A-30

    7.8  Listing..........................................................  A-30

    7.9  No Restraints....................................................  A-30

    7.10 No Governmental Litigation.......................................  A-30

 SECTION 8. Termination.................................................... A-31

    8.1  Termination......................................................  A-31

    8.2  Effect of Termination............................................  A-32

    8.3  Expenses; Termination Fees.......................................  A-32

 SECTION 9. Miscellaneous Provisions....................................... A-33

    9.1  Amendment........................................................  A-33

    9.2  Waiver...........................................................  A-33

    9.3  No Survival of Representations and Warranties....................  A-33

    9.4  Entire Agreement; Counterparts...................................  A-33

    9.5  Applicable Law; Jurisdiction.....................................  A-33

    9.6  Attorneys' Fees..................................................  A-34

    9.7  Assignability....................................................  A-34

    9.8  Notices..........................................................  A-34

    9.9  Construction.....................................................  A-35

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

   This Agreement and Plan of Merger and Reorganization ("Agreement") is made and entered into as of August 28, 2000, by and among Applied Micro Circuits Corporation, a Delaware corporation ("Parent"); Mercury Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and MMC Networks, Inc., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    Recitals

   A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

   B. It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

   C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

   D. In order to induce Parent to enter into this Agreement and to consummate the Merger, concurrently with the execution and delivery of this Agreement: (i) certain stockholders of the Company are executing voting agreements in favor of Parent (the "Company Stockholder Voting Agreements"); and (ii) certain key employees of the Company are executing employment and noncompetition agreements with Parent and Merger Sub.

                                   Agreement

   The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. Description of Transaction

   1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

   1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

   1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California, at 10:00 a.m. on a date to be designated by Parent (the "Closing Date"), which shall be no later than the second business day after the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 shall have been so satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL (the "Certificate of Merger") shall be duly executed by the Company and concurrently with or as soon as practicable following the Closing delivered to the Secretary of State of the State of Delaware for filing. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such other date and time as Parent and the Company may mutually agree and include in the Certificate of Merger (the "Effective Time").

   1.4 Certificate of Incorporation and Bylaws; Directors. Unless otherwise determined by Parent prior to the Effective Time:

   (a) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time;

   (b) the Bylaws of the Surviving Corporation shall be the Bylaws of the Company as in effect immediately prior to the Effective Time; and

   (c) the directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors of Merger Sub immediately prior to the Effective Time.

   1.5 Conversion of Shares.

   (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the
Company:

       (i) any shares of Company Common Stock then held by the Company or any wholly owned Subsidiary of the Company (or held in the treasury of the Company) shall cease to exist, and no consideration shall be delivered in exchange therefor;

       (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent shall cease to exist, and no consideration shall be delivered in exchange therefor;

       (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(c), 1.5(d) and 1.5(e), each share of Company Common Stock then outstanding shall be converted into the right to receive that fraction of a share of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.5(b)); and

       (iv) each share of the Common Stock, $0.01 par value per share, of Merger Sub then outstanding shall be converted into one share of Common Stock of the Surviving Corporation.

   (b) For purposes of this Agreement the "Exchange Ratio" (as such Exchange Ratio may be adjusted in accordance with Section 1.5(c)) shall be .619; provided however, the maximum number of shares of Common Stock which Parent shall be obligated to issue in connection with the Merger shall be no more than 20% of the number of shares of Parent Common Stock outstanding as of the Effective Time.

   (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into, or there is a record date for a transaction in which the outstanding shares of Company Common Stock or Parent Common Stock will be changed into, a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

   (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take commercially reasonable efforts to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

   (e) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on The Nasdaq National Market on the date the Merger becomes effective.

   1.6 Closing of the Company's Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

   1.7 Exchange of Certificates.

   (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time and in any event within three (3) business days, Parent shall deposit with the Exchange Agent (i) a sufficient number of certificates to cover the shares of Parent Common Stock issuable pursuant to this Section 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(e). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

   (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

   (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

   (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

   (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

   (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

   1.8 No Appraisal Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to the holders of shares of Company Common Stock in connection with the Merger.

   1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

   1.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. Representations and Warranties of the Company

   The Company represents and warrants to Parent and Merger Sub (subject to such exceptions or qualifications as are disclosed in writing in the disclosure schedule supplied by the Company to Parent dated as of the date hereof (the "Company Disclosure Schedule"), which disclosure shall provide an exception to or otherwise qualify only those representations and warranties of the Company contained in the section of this Agreement corresponding to the part or section reference of the Company Disclosure Schedule where such disclosure appears and such exceptions or qualifications shall not be deemed to be an exception to, or qualify, any other representation or warranty) as follows:

   2.1 Due Organization; Subsidiaries. Each of the Acquired Corporations (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on any of the Acquired Corporations. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter or organizational documents of each of the Acquired Corporations, including all amendments thereto. The Company has no Subsidiaries, except for the corporations identified in Part 2.1 of the Company Disclosure Schedule. (The Company and each of its Subsidiaries are collectively referred to herein as the "Acquired Corporations"). None of the Acquired Corporations has any equity interest or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity, other than (i) the Company's interest in its Subsidiaries identified in Part 2.1 of the Company Disclosure Schedule, or
(ii) any interest in any publicly traded company held for investment and comprising less than five percent of the outstanding capital stock of such company. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

   2.2 Authority; Binding Nature of Agreement. Subject to obtaining the requisite approval of the Company's stockholders in accordance with the DGCL, the Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of the Company (at a meeting duly called and held) has (a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) authorized and approved the execution, delivery and performance of this Agreement by the Company and approved the Merger, (c) recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2), and (d) adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of the Company Stockholder Voting Agreements, the Board of Directors of the Company approved the Company Stockholder Voting Agreements and the transactions contemplated thereby. As a result of the approval of this Agreement and the Merger by the Board of Directors of the Company, no state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

   2.3 Capitalization, Etc.

   (a) The authorized capital stock of the Company consists of: (i) 100,000,000 shares of Company Common Stock; and (ii) 10,000,000 shares of Preferred Stock, par value $.001 per share. As of August 24, 2000, 33,109,850 shares of Company Common Stock have been issued and are outstanding and no shares of the Company's Preferred Stock have been issued or are outstanding. No shares of capital stock of the Company are held in the Company's treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the Company's Subsidiaries. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of the Company and there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

   (b) As of August 24, 2000: (i) 931,137 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1993 Stock Plan; (ii) 5,621,826 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1997 Stock Plan; (iii) 130,000 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's Director Option Plan; and
(iv) 577,664 shares of Company Common Stock are reserved for future issuance pursuant to the Company's 1997 Employee Stock Purchase Plan (the "Company ESPP"), 52,670 of which are subject to issuance pursuant to stock options granted and outstanding under the Company ESPP. (Stock options granted by the Company pursuant to the 1993 Stock Plan, the 1997 Stock Plan and the 1997 Director Stock Plan are referred to collectively herein as "Company Options.")
Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted;
(vi) the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted Company Options, and the forms of all stock option agreements evidencing such options to the extent such plans or agreements have not been filed as exhibits to the Company SEC Documents (as defined in Section 2.4(a)).

   (c) Except as set forth in Sections 2.3(a) or 2.3(b), as of the date hereof there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) rights agreement, stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or
(iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.

   (d) All outstanding shares of Company Common Stock, all outstanding Company Options and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

   2.4 SEC Filings; Financial Statements.

   (a) The Company has made available to Parent all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since December 31, 1999 (the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since December 31, 1999 have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (b) The financial statements (including any related notes) contained in the Company SEC Documents (the "Company Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. For purposes of this Agreement, "Company Balance Sheet" means that consolidated balance sheet of the Company and its consolidated subsidiaries as of June 30, 2000 set forth in the Company's Quarterly Report on Form 10-Q filed with the SEC and the "Company Balance Sheet Date" means June 30, 2000.

   2.5 Absence of Changes. Since the Company Balance Sheet Date:

   (a) each of the Acquired Corporations has operated its respective business in the ordinary course and consistent with past practices;

   (b) there has not been any event that has had a Material Adverse Effect on the Acquired Corporations, and no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

   (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (iii) sold, issued or granted, or authorized the issuance of, (A) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options),
(B) any option, warrant or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(c) of the Company Disclosure Schedule), or (C) any instrument convertible into or exchangeable for any capital stock or other security; (iv) received any Acquisition Proposal from any Person (other than Parent); (v) made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the Company Balance Sheet Date exceeds $250,000 in the aggregate; (vi) changed any of its methods of accounting or accounting practices, except as required by generally accepted accounting principles;
(vii) made any material Tax election; or (viii) commenced or settled any material Legal Proceeding;

   (d) none of the Acquired Corporations has (i) amended or waived any of its material rights under, or permitted the acceleration of vesting under, any provision of any of the Company Employee Plans (as defined in Section 2.13(a)) or any material provision of any agreement evidencing any outstanding Company Option; (ii) established or adopted any Company Employee Plan; (iii) caused or permitted any Company Employee Plan to be amended in any material respect; or
(iv) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

   (e) there has been no amendment to the certificate of incorporation or bylaws of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

   (f) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it which are material to the Acquired Corporations to become bound by any Contract, or (ii) amended or terminated, or waived any right or remedy under, any Material Contract (as defined in Section 2.7); and

   (g) none of the Acquired Corporations has (i) sold or otherwise disposed of, or acquired, leased, licensed, waived or relinquished, any right which is material to the Acquired Corporations or other asset which is material to the Acquired Corporations to, from or for the benefit of, any other Person except for rights or other assets sold, disposed of, acquired, leased, licensed, waived or relinquished in the ordinary course of business and consistent with past practices; (ii) made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business or (iii) guaranteed any indebtedness for borrowed money.

   2.6 Proprietary Assets.

   (a) As of the date hereof, Part 2.6(a)(i) of the Company Disclosure Schedule sets forth all U.S. and foreign patents, patent applications, registered trademarks, trademark applications, registered copyrights and copyright applications owned by any of the Acquired Corporations. As of the date hereof,
Part 2.6(a)(ii) of the Company Disclosure Schedule identifies any ongoing royalty or payment obligations in excess of $100,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the Acquired Corporations by any Person and is material to the business of the Acquired Corporations (except for any Proprietary Asset that is licensed to any Acquired Corporation under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. The Acquired Corporations have good and valid title to all of the Acquired Corporation Proprietary Assets identified or required to be identified in Part 2.6(a)(i) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the Acquired Corporation Proprietary Asset subject thereto or materially impair the operations of the Acquired Corporations. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.6(a)(ii) of the Company Disclosure Schedule. None of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations and with respect to which such other Person has any rights. There is no Acquired Corporation Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations.

   (b) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, (i) each current or former employee of any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent, and (ii) each current and former consultant and independent contractor to any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any Acquired Corporation Proprietary Asset has executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.

   (c) To the best of the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products, systems, software, computer, source code, models, algorithm, formula, inventions, designs or technology that has been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, or has at any time infringed, misappropriated or made any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person; (iv) none of the Acquired Corporations has received any notice or other communication (in writing) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (v) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset. The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable each of the Acquired Corporations to conduct its business in the manner in which such business has been and is being conducted. None of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Asset to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

   2.7 Contracts.

   (a) Part 2.7 of the Company Disclosure Schedule identifies each Acquired Corporation Contract not filed as an exhibit to the Company SEC Documents that, as of the date hereof, constitutes a "Material Contract". For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

      (i) any Contract that is required by the rules and regulations of the SEC to be described in the Company SEC Documents or to be filed as an exhibit thereto;

      (ii) any Contract relating to the employment of any employee, and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $50,000, to any current or former employee or director or any Contract which provides for the acceleration of vesting of any options or acceleration of other rights to acquire shares of Company Common Stock;

      (iii) any Acquired Corporation Contract relating to the acquisition, transfer, development, sharing or license of any material Proprietary Asset (except for any Acquired Corporation Contract pursuant to which (A) any material Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public at a cost of no more than $50,000, or (B) any material Proprietary Asset is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

      (iv) any Contract which provides for indemnification of any officer, director, employee or agent;

      (v) any Contract imposing any restriction on the right or ability of any Acquired Corporation to (A) compete with any other Person, (B) acquire any material product or other material asset or any services from any other Person, sell any material product or other material asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, (C) develop or distribute any material technology, (D) make, have made, use or sell any current products or products under development, or (E) acquire any capital stock or other security of any Person;

      (vi) any contract that contemplates or involves payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $100,000 in the aggregate;

      (vii) any other Contract, if a breach of such Acquired Corporation Contract would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and

      (viii) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction.

   (b) Each Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms against the Company, and to the Company's knowledge, against the other party thereto, subject to

(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company has delivered to Parent an accurate and complete copy of each Material Contract. The Company is not a party to any "standstill" or similar agreement prohibiting any Person from acquiring any equity securities of the Company.

   (c) None of the Acquired Corporations has violated or breached, or committed any default under, any Material Contract, and, to the Company's knowledge, no other Person has violated or breached, or committed any default under, any Material Contract.

   (d) To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to (i) give any Person the right to declare a default or exercise any remedy under any Material Contract; (ii) give any person the right to receive or require a significant rebate, significant chargeback, significant penalty or significant change in delivery schedule under any Material Contract;
(iii) give any Person the right to accelerate the maturity or performance of any Material Contract; or (iv) give any Person the right to cancel, terminate or modify any Material Contract in each case, in a manner that would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

   2.8 Sale of Products; Performance of Services. Each product sold or licensed by any of the Acquired Corporations to any Person conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements at the time it was sold except to the extent that any nonconformance or noncompliance would not reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations.

   2.9 Liabilities. As of the date of this Agreement, none of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Company Balance Sheet; and (b) normal and recurring liabilities that have been incurred by the Acquired Corporations since the Company Balance Sheet Date in the ordinary course of business and consistent with past practices which have not resulted in any material increase in the Company's liabilities from those disclosed or provided for in the Company Balance Sheet or in the related notes.

   2.10 Compliance with Legal Requirements. Each of the Acquired Corporations is, and at all times since December 31, 1999 has been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Since December 31, 1999, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except where such violation or noncompliance would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

   2.11 Governmental Authorizations. Each of the Acquired Corporations holds all material Governmental Authorizations necessary to enable such Acquired Corporation to conduct its business in the manner in which such business is currently being conducted and as proposed to be conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since December 31, 1999 has been, in compliance with the terms and requirements of such Governmental Authorizations except where the failure to comply with such terms and requirements has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Except as would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations, since December 31, 1999, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

   2.12 Tax Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations, all Tax Returns required to be filed by or on behalf of any of the Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (a) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (b) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation other than an extension resulting from the filing of a Tax Return after its due date in the ordinary course of business. No claim or Legal Proceeding is pending or, to the Company's knowledge, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162m of the Code. There is no agreement, plan, arrangement or Contract whereby the Company would be obligated to pay any excise taxes due from any employee of the Company. None of the Acquired Corporations is a party to any Contract to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code. None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract, including any obligation arising by reason of Treasury Regulations
Section 1.1502-6, and none of the Acquired Corporations has or, by reason of the consummation of the transactions contemplated under this Agreement, will have any liability or obligation under any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. None of the Acquired Corporations have made any distribution of stock of any "controlled corporation," as that term is defined by Section 355(a)(1) of the Code.

   2.13 Employee and Labor Matters; Benefit Plans.

   (a) Part 2.13(a) of the Company Disclosure Schedule lists all employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare benefit plans (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, perquisites, fringe benefits and other similar benefit plans, programs or arrangements (including a specific identification of those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including a specific identification of those which contain change of control provisions or pending change of control provisions), written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, any foreign or domestic former or current employee, officer, director, independent contractor or consultant (or any of their beneficiaries) of any Acquired Corporation or any other Entity (whether or not incorporated) which is a member of a controlled group which includes any of the

Acquired Corporations or which is under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a) (14) or (b) of ERISA, as well as each plan with respect to which any of the Acquired Corporations could incur liability under Title IV of ERISA or Section 412 of the Code (collectively, the "Company Employee Plans"). The Company has made available to Parent, in a reasonable time, place and manner, copies of (i) each such written Company Employee Plan (or a written description of any Company Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications, registration statements (including all attachments), prospectuses and communications distributed to plan participants, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA, (iv) the latest reports which have been filed with the U.S. Department of Labor with respect to each Company Employee Plan required to make such filing, (v) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under
Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination), and (vi) financial and other information regarding current and projected liabilities with respect to each Company Employee Plan for which the filings described in (ii), (iii) or
(iv) above are not required under ERISA.

   (b) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (other than continuation coverage to the extent required by law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or otherwise), and none of the Company Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Company Employee Plan which could subject any of the Acquired Corporations, directly or indirectly, to a material tax, penalty or other material liability for prohibited transactions under ERISA or Section 4975 of the Code; (iii) no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would reasonably be expected to have a Material Adverse Effect on any of the Acquired Corporations; (iv) all Company Employee Plans have been established and maintained substantially in accordance with their terms and have operated in compliance in all material respects with all applicable Legal Requirements, and may by their terms be amended and/or terminated at any time subject to applicable Legal Requirements and the terms of each Company Employee Plan, and each of the Acquired Corporations has performed all material obligations required to be performed by them under, and are not in any material respect in default under or in violation of, any Company Employee Plan, and none of the Acquired Corporations has any knowledge of any default or violation by any other Person with respect to, any of the Company Employee Plans; (v) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (or comparable letter, such as an opinion or notification letter as to the form of plan adopted by one or more Acquired Corporations), and, to the Company's knowledge, nothing has occurred which may reasonably be expected to impair such determination; (vi) all contributions required to be made with respect to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates (including any extensions thereof); (vii) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred for which there is any material outstanding liability to any Acquired Corporation nor would the consummation of the transactions contemplated hereby (including the execution of this Agreement) constitute a reportable event for which the 30-day notice requirement has not been waived; and (viii) none of the Acquired Corporations has incurred or reasonably expects to incur any material liability under Title IV of ERISA including, without limitation, any material liability arising out of or resulting from an event described in Section 4062, 4063 or 4041 of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course).

   (c) (i) The PBGC has not instituted proceedings to terminate any Company Employee Plan that is subject to Title IV of ERISA (each, a "Company Defined Benefit Plan"); (ii) the Company Defined Benefit Plans have no accumulated or waived funding deficiencies within the meaning of Section 412 of the Code nor have any extensions of any amortization period within the meaning of Section 412 of the Code or 302 of ERISA been applied for with respect thereto; (iii) as of January 1, 1999, the present value of the benefit liabilities (within the meaning of Section 4041 of ERISA) of the Company Defined Benefit Plans, determined on an ongoing basis using the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan's most recently completed fiscal year, does not exceed by more than $1,000,000 the value of the Company Defined Benefit Plans' assets and to the knowledge of the Company, nothing has occurred since the end of the most recently completed fiscal year that would adversely affect the funding status of such plans; (iv) all applicable premiums required to be paid to the PBGC with respect to the Company Defined Benefit Plans have been paid;
(v) no facts or circumstances exist with respect to any Company Defined Benefit Plan which would give rise to a lien on the assets of any Acquired Corporation under Section 4068 of ERISA or otherwise; and (vi) as of the date hereof, substantially all of the assets of the Company Defined Benefit Plans are readily marketable securities or insurance contracts.

   (d) (i) None of the Acquired Corporations has ever maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Company Employee Plan that invests in Company capital stock; (ii) since December 31, 1998, none of the Acquired Corporations has proposed or agreed to any increase in benefits under any Company Employee Plan (or the creation of new benefits) or change in employee coverage which would materially increase the expense of maintaining any Company Employee Plan; (iii) the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee; (iv) no person will be entitled to any severance benefits under the terms of any Company Employee Plan as a result of the consummation of the transactions contemplated by this Agreement; and (v) none of the Acquired Corporations will be denied an income tax deduction pursuant to Section 162(m) or 280G of the Code.

   (e) Each Company Employee Plan covering non-U.S. employees (a "Company International Plan") has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable Legal Requirements (including any special provisions relating to registered or qualified plans where such Company International Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. The fair market value of the assets of each funded Company International Plan, if any, (or the liability of each funded Company International Plan funded through insurance) is sufficient to procure or provide for the benefits accrued thereunder through the Effective Time according to the actuarial assumptions and valuations most recently used to determine employer contributions to the Company International Plan.

   (f) The fiduciary liability insurance policies in effect covering the fiduciaries of the Company Employee Plans (including the Acquired Corporations) are set forth on Part 2.13(f) of the Company Disclosure Schedule.

   (g) (i) there are no controversies pending or, to the knowledge of the Company, threatened, between any of the Acquired Corporations and any of their respective employees, which controversies have had, or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Acquired Corporations; (ii) none of the Acquired Corporations is in breach of any material collective bargaining agreement or other labor union contract applicable to persons employed by any of the Acquired Corporations which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Acquired Corporations, nor does the Company know of any activities or proceedings of any labor union to organize any significant number of such employees; and (iii) none of the Acquired Corporations is in breach of any material collective bargaining agreement or other labor union contract, nor has any knowledge of any activities or proceedings of any labor unions to organize employees, or of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees (foreign or domestic) of any of the

Acquired Corporations which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Acquired Corporations. The Company is not obligated to make any payments or provide any benefits to any Person under the Worker Adjustment and Retraining Notification Act of 1988, as amended.

   2.14 Environmental Matters. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the Company's knowledge, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. Except as to the Company, to the Company's knowledge, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. To the Company's knowledge, all property that is or has been leased to, controlled by or used by the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature and none of the Acquired Corporations has any liability for any clean-up or remediation under any Environmental Law or the exposure of any individual to Materials of Environmental Concern. All property that is leased to, controlled by or used by any of the Acquired Corporations is free of any asbestos or asbestos-containing material.

   2.15 Legal Proceedings; Orders. Except as would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations or to materially delay or interfere with the consummation of the Merger: (i) there is no pending Legal Proceeding and, to the Company's knowledge, no Person has threatened to commence any Legal Proceeding, that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; and
(ii) there is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject.

   2.16 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and otherwise approve the Merger and the other transactions contemplated by this Agreement.

   2.17 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the Merger by the Company or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

   (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation or bylaws of any of the Acquired Corporations or any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

   (b) result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject;

   (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations, except where the contravention of, conflict with or violation of, any such terms or requirements would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations; or

   (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (iii) accelerate the maturity or performance of any Material Contract, or (iv) cancel, terminate or modify any term of any Material Contract, except in each case where the contravention of, conflict with, or violation or breach of any such provision would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations.

   Except as may be required by the Exchange Act, the DGCL, the HSR Act and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Proxy Statement) none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except in each case, where the failure to make any filing, give any notice or obtain any Consent would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations.

   2.18 Fairness Opinion. The Company's board of directors has received the opinion of Credit Suisse First Boston Corporation ("Credit Suisse First Boston"), financial advisor to the Company, to the effect that, as of the date of this Agreement, the exchange ratio in the Merger is fair, from a financial point of view, to the holders of Company Common Stock. The Company will furnish an accurate and complete copy of the written confirmation of such opinion to Parent as soon as reasonably practicable after the date hereof.

   2.19 Financial Advisor. Except for the amounts payable to Credit Suisse First Boston ("CSFB") under that certain agreement dated June 6, 2000 by and between the Company and CSFB, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Credit Suisse First Boston.

   2.20 Takeover Statutes. As of the date hereof and at all times on or prior to the Effective Time, the board of directors of the Company has and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement.

   2.21 Full Disclosure.

   (a) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

SECTION 3. Representations and Warranties of Parent and Merger Sub

   Parent and Merger Sub represent and warrant to the Company (subject to such exceptions or qualifications as are disclosed in writing in the disclosure schedule supplied by Parent to the Company dated as of the date hereof (the "Parent Disclosure Schedule"), which disclosure shall provide an exception to or otherwise qualify only those representations and warranties of Parent and Merger Sub contained in the section of this Agreement corresponding to the part or section reference of the Parent Disclosure Schedule where such disclosure appears, and such exceptions or qualifications shall not be deemed to be an exception to, or qualify, any other representation or warranty) as follows:

   3.1 Due Organization; Subsidiaries. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Material Contracts by which it is bound. Each of Parent and Merger Sub is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Sub, taken as a whole.

   3.2 Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement (except that Parent will need to amend its certificate of incorporation to increase the authorized member of shares of Parent Common Stock prior to the Effective Time). The Board of Directors of Parent (at a meeting duly called and held) has authorized and approved the execution, delivery and performance of this Agreement by Parent and approved the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub, as the case may be, in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

   3.3 Capitalization, Etc.

   (a) As of the date of this Agreement, the authorized capital stock of Parent consists of: (i) 180,000,000 shares of Parent Common Stock; and (ii) 2,000,000 shares of Preferred Stock, $.01 par value per share. As of August 24, 2000, 125,768,295 shares of Parent Common Stock have been issued and are outstanding and no shares of Parent's Preferred Stock have been issued or are outstanding. As of the date hereof, no shares of capital stock of Parent are held in Parent's treasury. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

   (b) As of August 24, 2000: (i) 15,482,750 shares of Parent Common Stock are subject to issuance pursuant to stock options granted and outstanding under Parent's 1992 Stock Option Plan; (ii) 391,666 shares of Parent Common Stock are subject to issuance pursuant to stock options granted and outstanding under Parent's 1997 Directors' Stock Option Plan; (iii) 2,664 shares of Parent Common Stock are subject to issuance pursuant to stock options granted and outstanding Parent's 1982 Employee Incentive Stock Option Plan; (iv) 225,201 shares of Parent Common Stock are subject to issuance pursuant to Parent's Cimaron 1998 Stock Incentive Plan; (v) 3,697,029 shares of Parent Common Stock are subject to issuance pursuant to stock options granted and outstanding Parent's 2000 Equity Incentive Plan; (vi) 133,722 shares of Parent Common Stock are subject to stock options granted and outstanding under Parent's YuniNetwork's 1999 Equity Incentive Plan; and (vii) 53,328 shares of Parent Common Stock are subject to issuance under various other outstanding stock option agreements. In addition as of August 24, 2000, (i) 24,504 shares of Parent Common Stock are reserved for issuance pursuant to Parent's 1997 Employee Stock Purchase Plan, and (ii) 1,163,858 shares are reserved for issuance under Parent's 1998 Employee Stock Purchase Plan. (Stock options granted by Parent pursuant to the 1992 Stock Option Plan, 1997 Directors' Stock Option Plan, 1982 Employee Incentive Stock Option Plan, Parent's Cimaron 1998 Stock Incentive Plan, Parent's 2000 Equity Incentive Plan and other options outstanding to purchase Parent Common Stock are referred to collectively herein as "Parent Options").

   (c) Except as set forth in Sections 3.3(a) or 3.3(b), as of August 24, 2000, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) rights agreement, stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

   (d) All outstanding shares of Parent Common Stock, all outstanding Parent Options and all outstanding shares of capital stock of each Subsidiary of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

   3.4 SEC Filings; Financial Statements.

   (a) Parent has made available to the Company all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Parent with the SEC since December 31, 1999 (the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC since December 31, 1999 have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (b) The financial statements (including any related notes) contained in the Parent SEC Documents (the "Parent Financial Statements"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and
(iii) fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods covered thereby. For purposes of this Agreement, "Parent Balance Sheet" means that consolidated balance sheet of Parent as of December 31, 1999 set forth in Parent's Annual Report on Form 10-K filed with the SEC and the "Parent Balance Sheet Date" means December 31, 1999.

   3.5 Absence of Changes. Since the Parent Balance Sheet Date:

   (a) there has not been any event that has had a Material Adverse Effect on Parent, and no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on Parent;

   (b) Parent has operated its business in the ordinary course and consistent with past practices; and

   (c) there has been no amendment to the certificate of incorporation or bylaws of Parent (other than an amendment to Parent's certificate of incorporation increasing the authorized number of shares of Parent Common Stock to 630,000,000).

   3.6 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Merger Sub by Parent nor the consummation by Parent and Merger Sub of the Merger will directly or indirectly (with or without notice or lapse of time) (a) conflict with or result in any breach of any provision of the certificate of incorporation (assuming such certificate of incorporation is amended to increase the number of shares of Parent Common Stock reserved thereunder sufficient to consummate the Merger) or bylaws of Parent or Merger Sub, (b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default that has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation that has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the DGCL, the HSR Act, any foreign antitrust law or regulation and the NASD Bylaws (as they relate to the S-4 Registration Statement and the Proxy Statement), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

   3.7 Liabilities. As of the date of this Agreement, Parent has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Parent Balance Sheet; and (b) normal and recurring liabilities that have been incurred by Parent since the Parent Balance Sheet Date in the ordinary course of business and consistent with past practices which have not resulted, in the aggregate, in any material increase in Parent's liabilities from those disclosed or provided for in the Parent Balance Sheet or in the related notes.

   3.8 Compliance with Legal Requirements. Parent is, and at all times since December 31, 1999 has been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Since December 31, 1999, Parent not has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except where such violation or noncompliance would not reasonably be expected to have a Material Adverse Effect on Parent.

   3.9 Governmental Authorizations. Parent holds all material Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted and as proposed to be conducted. All such Governmental Authorizations are valid and in full force and effect. Parent is, and at all times since December 31, 1999 has been, in compliance with the terms and requirements of such Governmental Authorizations except where the failure to comply with such terms and requirements has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Except as would not reasonably be expected to have a Material Adverse Effect on Parent, since December 31, 1999, Parent has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

   3.10 Environmental Matters. Parent is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Parent of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Parent has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Parent is not in compliance with any Environmental Law, and, to Parent's knowledge, there are no circumstances that may prevent or interfere with the compliance by Parent with any Environmental Law in the future. To Parent's knowledge, no current or prior owner of any property leased or controlled by Parent has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of Parent is not in compliance with any

Environmental Law. To Parent's knowledge, all property that is or has been leased to, controlled by or used by Parent, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature and Parent has no liability for any clean-up or remediation under any Environmental Law or the exposure of any individual to Materials of Environmental Concern. All property that is leased to, controlled by or used by Parent is free of any asbestos or asbestos-containing material.

   3.11 Legal Proceedings; Orders. Except as would not reasonably be expected to have a Material Adverse Effect on Parent or to materially delay or interfere with the consummation of the Merger: (i) there is no pending Legal Proceeding and, to Parent's knowledge, no Person has threatened to commence any Legal Proceeding, that involves Parent or any of the assets owned or used by Parent; and (ii) there is no order, writ, injunction, judgment or decree to which Parent, or any of the material assets owned or used by Parent, is subject.

   3.12 Full Disclosure. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

SECTION 4. Certain Covenants of the Company

   4.1 Operation of the Company's Business.

   (a) During the Period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall: (i) ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices, and (B) in compliance with all applicable Legal Requirements and the requirements of all Material Contracts;
(ii) use commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) provide all notices, assurances and support required by any Contract relating to any Proprietary Asset in order to ensure that no condition under such Contract occurs which could result in, or could increase the likelihood of any transfer or disclosure by any Acquired Corporation of any Proprietary Asset; (iv) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Acquired Corporations and (v) to the extent requested by Parent, cause its officers to report regularly to Parent concerning the status of the Acquired Corporations' respective businesses.

   (b) Except as disclosed in the Company Disclosure Schedule, during the Pre-Closing Period, the Company shall not (without the prior written consent of Parent which consent, or refusal to consent, will not be unreasonably delayed), and shall not permit any of the other Acquired Corporations to:

       (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except repurchases of unvested shares at cost in connection with the termination of the employment or consulting relationship with any employee or consultant pursuant to stock option or purchase agreements;

       (ii) sell, issue, grant or authorize the issuance or grant of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that (A) the Company may issue Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement or pursuant to the Company's 1997 Employee Stock Purchase Plan as in effect on the date hereof, and (B) the Company may grant options under its 1997 Stock Plan to purchase no more than 20,000 shares of Company Common Stock to any single current or prospective employee of the Company, and no more than an aggregate of 600,000 plus the number of shares of Company Common Stock subject to options that are cancelled during such period shares of Company Common Stock pursuant to all such grants);

       (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option or any related Contract;

       (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

       (v) form any subsidiary or acquire any equity interest or other interest in any other Entity;

       (vi) make any capital expenditure outside the ordinary course of business or make any single capital expenditure in excess of $75,000; provided however, that the maximum amount of all capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period shall not exceed $250,000 in the aggregate;

       (vii) except in the ordinary course of business and consistent with past practice, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

       (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and not having a value, or not requiring payments to be made or received, in excess of $50,000 individually, or $250,000 in the aggregate), or waive or relinquish any material right;

       (ix) lend money to any Person, or incur or guarantee any indebtedness (except that the Company may make routine borrowings in the ordinary course of business and in accordance with past practices under the Company's credit facilities outstanding as of the date hereof (without any amendment or modification thereto));

       (x) establish, adopt or amend any Company Employee Plan or collective bargaining agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or officers; provided, however, that the Company may make regularly scheduled bonus payments and increase the amount of wages paid to employees in the ordinary course of business and consistent with past practices;

       (xi) hire any new employee having an annual salary in excess of $150,000;

       (xii) change any of its methods of accounting or accounting practices in any respect except as required by generally accepted accounting principles;

       (xiii) make any material Tax election;

       (xiv) commence or settle any material Legal Proceeding;

       (xv) enter into any material transaction or take any other material action outside the ordinary course of business and inconsistent with past practices;

       (xvi) take or agree to take any action which would result in the failure to satisfy the condition provided for in Section 6.1 or 6.2; or

       (xvii) agree or commit to take any of the actions described in clauses "(i)" through "(xvi)" of this Section 4.1(b).

   4.2 No Solicitation.

   (a) The Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, or knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal or knowingly take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any Contract having a primary purpose of effectuating, or which would effect, any Acquisition Transaction; provided, however, that prior to the adoption of this Agreement by the Required Company Stockholder Vote, this Section 4.2(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Superior Offer that is submitted to the Company by such Person (and not withdrawn) if (1) such Superior Offer shall not have been received as the result of a breach of any of the provisions set forth in this Section 4.2,
(2) the board of directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) at least 48 hours prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing provisions no less favorable in the aggregate to the Company than those contained in the Mutual Nondisclosure Agreement dated March 16, 2000 between Parent and the Company (the "Nondisclosure Agreement"), and (4) contemporaneously with furnishing any additional nonpublic information to such Person, the Company furnishes such additional nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent) provided, that this Section 4.2(a) shall not prohibit the Company's board of directors from complying with Rules 14d-9 and 14e-2 under the Exchange Act or making any disclosure to the Company's stockholders that is required by law. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.2 by the Company.

   (b) The Company shall promptly (and in no event later than one business day after receipt by any officer or director of the Company or by any employee of the Company's financial advisors or outside legal counsel of any Acquisition Proposal or any request for nonpublic information from a Person that could reasonably be expected to make an Acquisition Proposal) advise Parent in writing of any Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Corporations (including the identity of the Person making or submitting such Acquisition Proposal or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall promptly notify Parent in writing of any material modification to any such Acquisition Proposal or request.

   (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

   (d) The Company will promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality, standstill or similar agreement in connection with its consideration of a possible Acquisition Transaction to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

SECTION 5. Additional Covenants of the Parties

   5.1 Registration Statement; Proxy Statement.

   (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company will use all reasonable efforts to cause, and Parent shall cooperate with the Company in causing, the Proxy Statement to be mailed to the Company's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company and Parent shall promptly furnish to the other party all information concerning such party and, with respect to the Company, the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Acquired Corporations or Parent occurs, or if the Company or Parent becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Proxy Statement, then the Company or Parent, as the case my be, shall promptly inform the other party thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

   (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting.

   5.2 Company Stockholders' Meeting.

   (a) The Company shall call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Each of the Company and Parent shall ensure that all proxies solicited by or on behalf of the Company or Parent in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

   (b) Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's board of directors that the Company's stockholders vote to adopt this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

   (c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, (i) the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent and such recommendation may be included in the Proxy Statement (or the withdrawal of the Company Board Recommendation may be noted therein), or (ii) the Company may terminate this Agreement pursuant to Section 8.1(h), if, and only if: (A) an unsolicited, bona fide written offer to purchase all of the outstanding shares of Company Common Stock is made to the Company and is not withdrawn; (B) the Company provides Parent with at least two business days prior notice of any meeting of the Company's board of directors at which such board of directors will consider and determine whether such offer is a Superior Offer; (C) the Company's board of directors determines in good faith (after consultation with the Company's financial advisor of nationally recognized reputation) that such offer constitutes a Superior Offer; (D) the Company's board of directors determines in good faith, after consultation with the Company's outside legal counsel, that, in light of such Superior Offer, the withdrawal or modification of the Company Board Recommendation or the termination of this Agreement is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's stockholders under applicable law; (E) the Company Board Recommendation is not withdrawn or modified in a manner adverse to Parent or this Agreement is not terminated pursuant to Section 8.1(h), in each case, at any time within one business day after Parent receives written notice from the Company confirming that the Company's board of directors has determined that such offer is a Superior Offer; (F) the Company shall have released Parent from the provisions of any standstill or similar agreement restricting Parent from acquiring securities of the Company; and (G) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in
Section 4.2 in connection with the receipt of such Superior Offer.

   (d) The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

   5.3 Regulatory Approvals. The Company and Parent shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding. At the request of Parent, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to its or its Subsidiaries' ability to retain, any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action is conditioned upon the consummation of the Merger and such action when taken together with any similar action by Parent would not have a Material Adverse Effect on Parent at and after the Effective Time.

   5.4 Stock Options.

   (a) Subject to Section 5.4(b), at the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the terms of the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent, and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option assumed by Parent in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction effected subsequent to the Effective Time. Parent shall file with the SEC, no later than 10 business days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options and the Company ESPP Options assumed by Parent in accordance with this Section 5.4(a).

   (b) Prior to the Effective Time, the Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this
Section 5.4.

   (c) At the Effective Time all outstanding rights to purchase shares of Company Common Stock under the ESPP ("Purchase Rights") shall be converted (in accordance with the Exchange Ratio) into rights to purchase shares of Parent Common Stock (with the number of shares rounded down to the nearest whole share and the purchase price as of the offering date for each offering period in effect as of the Effective Time rounded up to the nearest whole cent). All such converted Purchase Rights shall be assumed by Parent, and each offering period in effect under the ESPP immediately prior to the Effective Time shall be continued in accordance with the terms of the ESPP until the end of such offering period. No additional offering periods will be granted under the ESPP following the Effective Time, provided that references to the Company in the ESPP and related documents shall mean Parent (except that the purchase price as of the enrollment date for a relevant period shall be determined with respect to the fair market value of the Company Common Stock on such date, as adjusted hereby). Parent agrees that, from and after the Effective Time, the Company's employees not participating in an offering which has been continued under the Company's ESPP may participate in the employee stock purchase plan sponsored by Parent (the "Parent ESPP"), subject to the terms and conditions of the Parent ESPP, and that service with the Company shall be treated as service with Parent for purposes of determining eligibility of the Company's employees under the Parent ESPP.

   5.5 Employee Benefits. Parent agrees that all employees of the Company who continue employment with Parent or the Surviving Corporation after the Effective Time ("Continuing Employees") shall be eligible to continue to participate in the Surviving Corporation's retirement, health, vacation and other non-equity based employee benefit plans; provided, however, that (a) nothing in this Section 5.5 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such retirement, health, vacation or other employee benefit plan at any time, and
(b) if Parent or the Surviving Corporation terminates any such retirement, health, vacation or other employee benefit plan, then, the Continuing Employees shall be eligible to participate in Parent's health, vacation and other non-equity based employee benefit plans, to substantially the same extent as employees of Parent in similar positions and at similar grade levels. With respect to such benefits and to the extent permitted under the applicable employee benefit plans of Parent, credit for service accrued by Continuing Employees (and eligible dependents) for employment with any Acquired Corporation prior to the Effective Time shall be recognized (except to the extent necessary to prevent duplication of benefits), any pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under a similar or corresponding Company Employee Plan) and eligibility waiting periods applicable to any Continuing employee of an Acquired Corporation under any group health plan shall be waived, and employees shall be given credit for amounts paid under any Company Employee Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable Company Employee Plan. Nothing in this Section 5.5 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent and, subject to any other binding written agreement between an employee and Parent or the Surviving Corporation, the employment of each Continuing Employee shall be "at will" employment.

   5.6 Indemnification of Officers and Directors.

   (a) All rights to indemnification existing in favor of those Persons who are or were directors and officers of the Company (the "Indemnified Persons") for acts and omissions occurring prior to the Effective Time, as provided in the Company's Certificate of Incorporation or Bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by the Surviving Corporation, and Parent shall take all action necessary to cause the Surviving Corporation to observe such rights, to the fullest extent permitted by Delaware law.

   (b) From the Effective Time until the sixth anniversary of the Effective Time, Parent shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "Existing Policy"); provided, however, that (i) Parent may substitute for the Existing Policy a policy or policies of no less favorable coverage, and (ii) Parent shall not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of 175% of the annual premium payable under the Existing Policy as of the date hereof (which the Company has represented to Parent is $217,373 per annum). In the event any future annual premiums for the Existing Policy (or any substitute policies) exceed 175% of such current annual premium, Parent shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to 175% of such current annual premium.

   5.7 Additional Agreements.

   (a) Subject to Section 5.7(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.7(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

   (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement to: (i) dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) contest any Legal Proceeding relating to the Merger if Parent determines in good faith that contesting such Legal Proceeding might not be advisable.

   (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of (i) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; and (ii) any material breach of any covenant or obligation of the Company that, in each case of clauses (i) and (ii), would make the timely satisfaction of any condition set forth in Section 6 or Section 7 impossible or unlikely or that has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No notification given to Parent pursuant to this
Section 5.7(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

   (d) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of (i) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; and (ii) any material breach of any covenant or obligation of Parent that, in each case of clauses (i) and (ii), would make the timely satisfaction of any condition set forth in Section 6 or Section 7 impossible or unlikely or that has had or would reasonably be expected to have a Material Adverse Effect on Parent. No notification given to the Company pursuant to this Section 5.7(d) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

   (e) During the Pre-Closing Period, Parent shall not (without the prior written consent of the Company, which consent, or refusal to consent, will not be unreasonably delayed):

       (i) declare, accrue, set aside or pay any extraordinary dividends or make any other extraordinary distribution in respect of any shares of Parent Common Stock;

       (ii) amend or permit the adoption of any amendment to its certificate of incorporation (other than an amendment to increase the authorized shares of Parent Common Stock) in a manner adverse to the stockholders of the Company;

       (iii) commence or consummate any merger (other than the Merger), share exchange, exchange offer or other business combination or series of mergers, share exchanges, exchange offers, which in the aggregate (i) would result in the issuance of more than 25,000,000 shares of Parent Common Stock, or (ii) which would reasonably be expected to delay the consummation of the Merger;

       (iv) take or agree to take any action which would result in the failure to satisfy the condition provided for in Section 7.1 or Section 7.2; or

       (v) agree or commit to take any of the actions described in clauses "(i)" through "(iii)" of this Section 5.7(e).

   5.8 Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither Parent nor the Company shall, and neither Parent nor the Company shall permit any of their respective Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the other party shall have approved such disclosure, or (b) the other party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law; provided, however, that no such consultation or agreement shall be required by either party if, prior to the date of such release or public statement, the Company shall have withheld, withdrawn, modified or refrained from making its recommendation in favor of adoption of this Agreement in compliance with Section 5.2(c).

   5.9 Tax Matters. At or prior to the filing of the Form S-4 Registration Statement, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Wilson Sonsini Goodrich & Rosati, Professional Corporation, tax representation letters in customary form. Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Wilson Sonsini Goodrich & Rosati, Professional Corporation, the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.9, each of Parent and the Company shall use its reasonable efforts to cause Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, respectively, to deliver to it a tax opinion satisfying the requirements of
Item 601 of Regulation S-K promulgated under the Securities Act which tax opinion will be included as an exhibit to the Form S-4 Registration Statement. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.9.

   5.10 Listing. Parent shall use reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on The Nasdaq National Market.

   5.11 Access and Investigation.

   (a) During the Pre-Closing Period, subject to applicable antitrust laws and regulations relating to the exchange of information, the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (i) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel, properties and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations (including the status of product development efforts); and (ii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request.

   (b) During the Pre-Closing Period, subject to applicable antitrust laws and regulations relating to the exchange of information, Parent shall, and shall cause the respective Representatives of Parent to: (i) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel, properties and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and (ii) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company may reasonably request.

   5.12 Exemption from Liability Under Section 16(b). Assuming that the Company delivers to Parent the Section 16 Information (as defined below) reasonably in advance of the Effective Time, the Board of Directors of Parent, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the

Effective Time adopt a resolution providing that the receipt by the Company Insiders (as defined below) of Parent Common Stock in the Merger, and of options to purchase Parent Common Stock upon conversion of options to purchase shares of Company Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information provided by the Company to Parent prior to the Effective Time, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act such that any such receipt shall be so exempt. "Section 16 Information" shall mean information accurate in all respects regarding the Company Insiders, the number of shares of Company Common Stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in the Merger, and the number and description of the options to purchase shares of Company Common Stock held by each such Company Insider and expected to be converted into options to purchase shares of Parent Common Stock in connection with the Merger. "Company Insiders" shall mean those officers and directors of the Company who will be subject to the reporting requirements of Section 16(a) of the Exchange Act as a result of their service as a director or executive officer of Parent after the Effective Time and who are listed in the Section 16 Information.

   5.13 Board of Directors of Parent. Parent's board of directors shall adopt resolutions providing that, effective immediately after the Effective Time, Douglas Spreng shall be appointed as a member of Parent's board of directors to serve until the next meeting of stockholders of Parent.

SECTION 6. Conditions Precedent to Obligations of Parent and Merger Sub

   The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

   6.1 Accuracy of Representations. The representations and warranties of the Company contained in this Agreement, other than those contained in Section 2.8, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date), except that, in each case, any inaccuracies in such representations and warranties will be disregarded if, after aggregating all inaccuracies of such representations and warranties as of the date of this Agreement and as of the Closing Date (without duplication), such inaccuracies and the circumstances giving rise to all such inaccuracies do not constitute a Material Adverse Effect on the Acquired Corporations determined as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). The representations and warranties of the Company contained in Section 2.8 shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that, in each case, any inaccuracies in such representations and warranties will be disregarded if, after aggregating all inaccuracies of such representations and warranties contained in Section 2.8 as of the date of this Agreement and as of the Closing Date (without duplication), such inaccuracies and the circumstances giving rise to all such inaccuracies do not constitute a Material Adverse Effect on the Acquired Corporations determined as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

   6.2 Performance of Covenants. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

   6.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued and still be pending, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement.

   6.4 Stockholder Approval. This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

   6.5 Agreements and Documents. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

   (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that (i) in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in Section 5.9, and (ii) if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Wilson Sonsini Goodrich & Rosati, Professional Corporation renders such opinion to Parent); and

   (b) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.6, 6.7, 6.8 and 6.9 have been duly satisfied.

   6.6 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Acquired Corporations.

   6.7 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

   6.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

   6.9 No Governmental Litigation. There shall not be pending any Legal Proceeding in which a Governmental Body is a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries any damages that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any Subsidiary of Parent to own the assets or operate the business of the Acquired Corporations; or (e) seeking to compel Parent or the Company, or any Subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

SECTION 7. Conditions Precedent to Obligation of the Company

   The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

   7.1 Accuracy of Representations. The representations and warranties of Parent contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except as to such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date), except that any inaccuracies in such representations and warranties will be disregarded if, after aggregating all inaccuracies of such representations and warranties as of the date of this Agreement and as of the Closing Date (without duplication), such inaccuracies and the circumstances giving rise to all such inaccuracies do not constitute a Material Adverse Effect on Parent determined as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

   7.2 Performance of Covenants. Each covenant and obligation that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

   7.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued and still be pending, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement.

   7.4 Stockholder Approval. This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

   7.5 Documents. The Company shall have received the following documents:

   (a) a legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that (i) in rendering such opinion, Wilson Sonsini Goodrich & Rosati, Professional Corporation may rely upon the tax representation letters referred to in Section 5.9, and (ii) if Wilson Sonsini Goodrich & Rosati, Professional Corporation does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Cooley Godward llp renders such opinion to the Company); and

   (b) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1, 7.2, 7.6, 7.8 and
7.9 have been duly satisfied.

   7.6 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on Parent.

   7.7 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

   7.8 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on The Nasdaq National Market.

   7.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

   7.10 No Governmental Litigation. There shall not be pending any Legal Proceeding in which a Governmental Body is a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries any damages that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any Subsidiary of Parent to own the assets or operate the business of the Acquired Corporations; or (e) seeking to compel Parent or the Company, or any Subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

SECTION 8. Termination

   8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Company Stockholder Vote):

   (a) by mutual written consent of Parent and the Company;

   (b) by either Parent or the Company if the Merger shall not have been consummated by February 28, 2001; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by February 28, 2001 is primarily attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time;

   (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

   (d) by either Parent or the Company if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to adopt this Agreement, and (ii) this Agreement shall not have been adopted at the Company Stockholders' Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote;

   (e) by Parent (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Triggering Event shall have occurred;

   (f) by Parent if (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied as of the time such representation or warranty shall have become inaccurate (assuming the Closing Date were as of such time), or (ii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in
Section 6.2 would not be satisfied as of the time of such breach (assuming the Closing Date were as of such time); provided, however, that if an inaccuracy in any of the Company's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach until 30 days subsequent to the date of such inaccuracy or breach;

   (g) by the Company if (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied as of the time such representation or warranty shall have become inaccurate (assuming the Closing Date were as of such time), or (ii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in
Section 7.2 would not be satisfied as of the time of such breach (assuming the Closing Date were was of such time); provided, however, that if an inaccuracy in any of Parent's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach until 30 days subsequent to the date of such inaccuracy or breach; or

   (h) by the Company, in accordance with the terms of Section 5.2(c), provided that Parent has received the termination fee pursuant to Section 8.3(c).

   8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty, covenant or obligation contained in this Agreement.

   8.3 Expenses; Termination Fees.

   (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants' fees, incurred in connection with (A) the filing, printing and mailing of the Form S-4 Registration Statement and the Proxy Statement and any amendments or supplements thereto and (B) the filing by the parties hereto of the pre-merger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation.

   (b) In the case of termination of this Agreement by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d), the Termination Fee (as defined in Section 8.3(c)) shall be paid by the Company at or prior to the consummation of any Acquisition Transaction referred to in Section 8.3(c)(i) or 8.3(c)(ii), as the case may be; in the case of termination of this Agreement by Parent pursuant to Section 8.1(e), the Termination Fee shall be paid by the Company within two (2) business days after such termination; and in the case of termination of this Agreement by the Company pursuant to Section 8.1(h), the Termination Fee shall be paid by the Company at or prior to such termination.

   (c) If (i) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), (B) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been publicly disclosed, announced, commenced, submitted or made, (C) such Acquisition Proposal shall not have been unconditionally and publicly withdrawn by the Person making such Acquisition Proposal at least five (5) business days prior to the date of the Company Stockholders' Meeting; provided however, that in the event such Acquisition Proposal is not withdrawn at least five (5) business days prior to the Company Stockholders' Meeting, the Company shall, at Parent's request, postpone the Company Stockholders' Meeting for five (5) business days, and (D) within nine (9) months after such termination the Company consummates any Acquisition Transaction, (ii) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b), (B) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made (C) such Acquisition Proposal shall not have been unconditionally and publicly withdrawn by the Person making such Acquisition Proposal at least five (5) business days prior to February 28, 2001, (D) within nine (9) months after such termination the Company consummates any Acquisition Transaction, and (E) Parent shall not have taken or failed to take any action, which action or failure to act constitutes a material breach of the covenants and agreements set forth in this Agreement, that can be shown to be a significant contributing factor to the Merger failing to be consummated by February 28, 2001, and (F) the Company shall have taken or failed to take any action, which action or failure to act constitutes a breach of the covenants and agreements set forth in this Agreement, that can be shown to be a significant contributing factor to the Merger failing to be consummated by February 28, 2001, (iii) this Agreement is terminated by Parent pursuant to
Section 8.1(e), or (iv) this Agreement is terminated by the Company pursuant to Section 8.1(h), then, in each case of clauses (i) through (iv) above, the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount equal to $135,000,000. Notwithstanding anything to the contrary contained herein, solely for purposes of determining whether any fee shall be payable under clauses (i) or (ii) of this Section 8.3(c), the reference to "15%" in each place it appears in the definition of "Acquisition Transaction" set forth in Exhibit A hereto shall be replaced with "50%".

   (d) If the Company fails to pay when due any amount payable under this
Section 8.3, then the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

SECTION 9. Miscellaneous Provisions

   9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after adoption of this Agreement by the stockholders of the Company); provided, however, that after any such adoption of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   9.2 Waiver.

   (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

   (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

   9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

   9.4 Entire Agreement; Counterparts. This Agreement and the other agreements referred to herein constitute the entire agreement among the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Nondisclosure Agreement shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

   9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this
Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware;
(c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.8.

   9.6 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

   9.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Except as provided in Section 5.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

   9.8 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly given on the day of delivery if delivered by hand or facsimile (with confirmation of delivery), or on the second business day after being sent by registered overnight mail, return receipt requested, by overnight courier or overnight express delivery service or by facsimile (in each case, with confirmation of delivery) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

       if to Parent or Merger Sub:

       Applied Micro Circuits Corporation
       6290 Sequence Drive
       San Diego, CA 92121
       Facsimile No. (858) 535-6800
       Attn: General Counsel

       with a copy to (which copy shall not constitute notice):

       Cooley Godward LLP
       4365 Executive Drive
       Suite 1100
       San Diego, CA 92121-2128
       Facsimile No. (858) 453-3555
       Attn: Frederick T. Muto, Esq.

       if to the Company:

       MMC Networks, Inc.
       1144 E. Arques Avenue
       Sunnyvale, CA 94085
       Facsimile No. (408) 731-1502
       Attn: President and Chief Executive Officer

       with copies to (which copies shall not constitute notice):

       Wilson Sonsini Goodrich & Rosati, Professional Corporation
       One Market
       Spear Tower, Suite 3300
       San Francisco, CA 94105
       Facsimile No. (415) 947-2099
       Attn: Aaron J. Alter, Esq.
               Steve L. Camahort, Esq.

   9.9 Construction.

   (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

   (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

   (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

   (d) Execept as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

   In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

                                          Applied Micro Circuits Corporation

                                          By:  /s/ Stephen Smith
                                             ----------------------------------

                                          Name:  Stephen Smith

                                          Title:  Vice President

                                          Mercury Acquisition Corp.

                                          By:  /s/ Stephen Smith
                                             ----------------------------------

                                          Name:  Stephen Smith

                                          Title: ______________________________

                                          MMC Networks, Inc.

                                          By:  /s/ Douglas Spreng
                                             ----------------------------------

                                          Name:  Douglas Spreng

                                          Title:  President & CEO



      [Signature Page to Agreement and Plan of Merger and Reorganization]

                                    EXHIBITS

 Exhibit A Certain Definitions

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

   For purposes of the Agreement (including this Exhibit A):

   Acquired Corporation Contract. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is bound or under which any of the Acquired Corporations has any obligation; or (c) under which any of the Acquired Corporations has any right or interest.

   Acquired Corporation Proprietary Asset. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

   Acquisition Proposal. "Acquisition Proposal" shall mean any offer, proposal or indication of interest (other than an offer, proposal or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

   Acquisition Transaction. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

   (a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization tender offer, exchange offer or other similar transaction in which (i) any of the Acquired Corporations is a constituent corporation, (ii) a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) any of the Acquired Corporations issues securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

   (b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 15% or more of the consolidated net revenues, net income or assets of the Acquired Corporations; or

   (c) any liquidation or dissolution of any of the Acquired Corporations.

   Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

   Company Common Stock. "Company Common Stock" shall mean the Common Stock, $.001 par value per share, of the Company.

   Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement and signed by the President of the Company.

   Company ESPP Options. "Company ESPP Options" mean all outstanding options under the Company's 1997 Employee Stock Purchase Plan.

   Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

   Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

   Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

   Environmental Law. "Environmental Law" means any Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling of or exposure of any individual to Materials of Environmental Concern;

   Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

   Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   Form S-4 Registration Statement. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended.

   Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

   Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

   HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

   Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

   Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASD).

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

   Material Adverse Effect. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Acquired Corporations: (a) any change in the market price or trading volume of the Company's stock after the date hereof; (b) any failure by the Company to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; (c) any adverse change, effect, occurrence, state of facts or development attributable to conditions affecting the industries in which the Company participates, the U.S. economy as a whole or foreign economies in any locations where an Acquired Corporation has material operations or sales; (d) any adverse change, effect, occurrence, state of facts or development resulting from compliance with the terms of, or the taking of any action required by, this Agreement (other than compliance with the terms of, or any action required by Section 4.1(a)), or (e) any of the following adverse changes, effects, occurrences, state of facts or developments to the extent the affected party successfully bears the burden of proving by clear and convincing evidence they are directly and primarily attributable to the announcement or pendency of the Merger: (i) cancellations of or delays in customer orders, (ii) reductions in sales, (iii) disruptions in supplier, distributor or partner relationships, and (iv) nongovernmental litigation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of Parent and its Subsidiaries taken as a whole, or (ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on Parent: (a) any change in the market price or trading volume of Parent's stock after the date hereof; (b) any failure by Parent to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; (c) any adverse change, effect, occurrence, state of facts or development attributable to conditions affecting the industries in which Parent participates, the U.S. economy as a whole or foreign economies in any locations where Parent has material operations or sales; (d) any adverse change, effect, occurrence, state of facts or development resulting from compliance with the terms of, or the taking of any action required by, this Agreement; or (e) any of the following adverse changes, effects, occurrences, state of facts or developments to the extent the affected party successfully bears the burden of proving by clear and convincing evidence they are directly and primarily attributable to the announcement or pendency of the
Merger: (i) cancellations of or delays in customer orders, (ii) reductions in sales, (iii) disruptions in supplier, distributor or partner relationships, and
(iv) nongovernmental litigation.

   Materials of Environmental Concern. "Materials of Environmental Concern" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health,

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

reproduction or the environment.

   NASD. "NASD" shall mean the National Association of Securities Dealers, Inc.

   Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, $0.01 par value per share, of Parent.

   Parent Contract. "Parent Contract" shall mean any Contract: (a) to which Parent is a party; (b) by which Parent or any asset of Parent is or may become bound or under which Parent has, or may become subject to, any obligation; or
(c) under which Parent has or may acquire any right or interest.

   Person. "Person" shall mean any individual, Entity or Governmental Body.

   Proprietary Asset. "Proprietary Asset" shall mean any: (a) registered patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), registered service mark application, registered copyright, copyright application, registered maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

   Proxy Statement. "Proxy Statement" shall mean the proxy statement/prospectus to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

   Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

   SEC. "SEC" shall mean the United States Securities and Exchange Commission.

   Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

   Subsidiary. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or at least 50% of the outstanding equity or financial interests of such Entity.

   Superior Offer. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase at least a majority of the outstanding Company Common Stock on terms that the board of directors of the Company determines, in its good faith judgment, after consultation with its financial advisor of nationally recognized reputation to be more favorable to the Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed or is not reasonably capable of being obtained by such third party on a timely basis.

   Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

   Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

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   Triggering Event. A "Triggering Event" shall be deemed to have occurred if:
(i) the board of directors of the Company shall have failed to recommend that the Company's stockholders vote to adopt this Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (iii) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal;
(iv) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (v) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (vi) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal or fails to reaffirm the Company Board Recommendation at the request of Parent within ten business days after such Acquisition Proposal is announced; or (vii) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in Sections 4.2(a)(i) or 4.2(a)(ii) and such breach shall have resulted in the submission, commencement, announcement or the making of an Acquisition Proposal.

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